STOCK PURCHASE AGREEMENT

                          Dated as of February 8, 2001


                                  by and among


                         [-----------------------------]


                                       and



                        FROST-NEVADA, LIMITED PARTNERSHIP



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         This STOCK PURCHASE AGREEMENT dated as of February 8, 2001, is made and entered into by and among [___________________________] ("Seller"), and
FROST-NEVADA, LIMITED PARTNERSHIP, a Nevada limited partnership having its offices at 3500 Lakeside Court, Suite 200, Reno, Nevada 89509 ("Frost"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement (as defined below).

         WHEREAS, Seller desires to sell to Frost and Frost desires to purchase from Seller [_______________] ([_____]) shares of common stock, par value $0.0001 per share, of GBI Capital Management Corp., a Florida corporation ("GBI") (such shares being referred to herein as the "Shares");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                           SALE OF SHARES AND CLOSING

         1.01 Purchase and Sale. Seller agrees to sell to Frost, and Frost agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Shares at the closing of the Loan pursuant to the Loan Agreement dated February 8, 2001, between Frost and Seller ("Loan Agreement") on the terms and subject to the conditions set forth in this Agreement.

         1.02 Purchase Price. The aggregate purchase price for the Shares is $[_____] (the "Purchase Price"), payable at the closing of the Loan. Frost will pay the Purchase Price by transfer of immediately available United States funds to Seller to an account designated by Seller at least two business days before closing of the Loan. Simultaneously, Seller will assign and transfer to Frost all of Seller's right, title and interest in and to the Shares by delivering to Frost a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached.

         1.03 Further Assurances. At any time or from time to time after the closing of the Loan, Seller shall execute and deliver to Frost such other documents and instruments, provide such materials and information and take such other actions as Frost may reasonably request to more effectively vest title to the Shares in Frost, and otherwise to cause Seller to fulfill its obligations under this Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Each party hereby represents and warrants to the other party as follows (except in the case of a representation and warranty stated as being made by a specific party):

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         2.01 Authority. Such party has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

         2.02 Capital Stock. Seller represents and warrants that: (a) the Shares are validly issued, fully paid and nonassessable; (b) Seller owns the Shares, beneficially and of record, free and clear of all Liens except those imposed by federal and state securities laws; (c) except for this Agreement, there are no outstanding options with respect to the Shares; and (d) the delivery of a certificate or certificates at the closing representing the Shares in the manner provided in Section 1.02 will transfer to Frost good and valid title to the Shares, free and clear of all Liens except those imposed by federal and state securities laws.

         2.03 No Conflicts. The execution, delivery and performance by such party of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) result in any breach or violation of or be in conflict with or constitute a default under the terms of any law, order, regulation or agreement or arrangement to which such party or (in the case of Seller) GBI or its subsidiaries, as the case may be, is a party or by which such party is bound, (ii) require any filing with or authorization by any governmental entity other than filings with the Securities and Exchange Commission to report the transactions contemplated hereby, or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such party is entitled under any provision of any agreement or other instrument binding on such party.

         2.04 Investment Representations. Frost represents and warrants to Seller that it is an "accredited investor" as that term is defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended ("1933 Act"). Frost understands that the Shares are "restricted,' such that they may not be resold by him except pursuant to an effective registration statement under the 1933 Act or an exemption from the registration requirements thereof, and that the certificates representing such Shares shall bear a legend to this effect. It understands that its purchase of the Shares represents a speculative investment, involving a high degree of risk. It has had the opportunity to ask reasonable questions of Seller and officers of GBI concerning the Shares and the business of GBI, and such questions have been answered to its full satisfaction.

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                                  ARTICLE III

                                 MISCELLANEOUS

         3.01 Termination. Upon termination of the Loan Agreement prior to the extension of the Loan thereunder, this Agreement shall likewise terminate and be of no further force and effect.

         3.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to, with respect to Frost, the address or facsimile number provided in the Loan Agreement or, with respect to Seller, the following address or facsimile number:

                  [Seller]
                  [Seller's Address]

                  with a copy to:

                  Graubard Mollen & Miller
                  600 Third Avenue
                  New York, New York 10016
                  Facsimile No.:  212-818-8881
                  Attn:  David Alan Miller, Esq.


         All such notices, requests and other communications will be deemed given as provided in the Loan Agreement. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         3.03 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         3.04 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, Seller shall be responsible for any documentary, stamp or similar transfer tax due on the sale of Shares under this Agreement.

         3.05 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or

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condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

         3.06 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         3.07 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

         3.08 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except for assignments and transfers by operation of law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         3.09 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         3.10 Consent to Jurisdiction and Service of Process. Seller and Frost hereby irrevocably consent to accept and acknowledge service of any and all process against such party in any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated thereby, delivered by registered mail to, with respect to Seller, the address provided in
Section 3.02 or, with respect to Frost, to the address provided in the Loan Agreement, and each party waives all claims of error by reason of such service. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan in the City of New York in any such action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated thereby, and agrees that any such action, suit or proceeding shall be brought only in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 3.10 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

         3.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

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         3.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY
IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

         3.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.

         3.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each party hereto as of the date first above written.



                             FROST-NEVADA, LIMITED PARTNERSHIP
                             By:  Frost-Nevada Corporation, General Partner

                             By:  ___________________________
                             Name:
                             Title:


                             --------------------------------
                             [SELLER]





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